AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MAY 23, 2002


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]      Filed by a Party other than the Registrant [X]


         Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Under Rule 14a-12


                           VESTCOM INTERNATIONAL, INC.
     _______________________________________________________________________
                (Name of Registrant as Specified in its Charter)


                            V INVESTMENT PARTNERS LLC
     _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(l)(I) and
             0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)    Proposed maximum aggregate value of transaction:

                  5)    Total fee paid:

         [ ] Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                     2002 ANNUAL MEETING OF THE SHAREHOLDERS

                                       OF

                           VESTCOM INTERNATIONAL, INC.

                              _____________________

                                 PROXY STATEMENT

                                       OF

                            V INVESTMENT PARTNERS LLC

                             _____________________


         We are sending this proxy statement to you as one of the holders of common stock, no par value per share, of Vestcom International, Inc. ("Vestcom" or the "Company"), a New Jersey corporation, in connection with our solicitation of your proxy for use at the 2002 Annual Meeting of the Shareholders of Vestcom scheduled for 9:00 A.M., local time, on June 21, 2002, at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004 and at any adjournments or postponements thereof. We are V Investment Partners LLC ("VIP"), a Delaware limited liability corporation, and a large shareholder of the Company, beneficially owning approximately 2.7% of Vestcom's outstanding shares of common stock.

         We are soliciting your proxy to vote at the 2002 Annual Meeting for the election of our nominees, Timothy Brog, John Latta, Michael Singer, Mark Shapiro and Jeffrey Hammer (collectively, the "VIP Nominees"), as directors of Vestcom for a term continuing until the 2003 Annual Meeting.


         This proxy statement and the GOLD proxy card are first being furnished to shareholders on or about May 23, 2002.


WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD TO THE VESTCOM DIRECTORS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF VESTCOM NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2002 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2002 ANNUAL MEETING TO D.F. KING & CO., INC. OR BY VOTING IN PERSON AT THE 2002 ANNUAL MEETING. SEE "VOTING PROCEDURES" ON PAGE 14.

                          REASONS FOR OUR SOLICITATION


           VESTCOM'S PERFORMANCE OVER THE PAST FOUR AND ONE-HALF YEARS
              HAS, IN OUR OPINION, BEEN DISASTROUS FOR SHAREHOLDERS

         When measured by virtually any financial yardstick, Vestcom's performance over the last 4 1/2 years, has, in our opinion, been disastrous for the Company's shareholders. Consider the following points, each of which is further discussed in this proxy statement:

 * Vestcom's common stock price over the last 4 1/2 years up until the Notice Date has lost nearly 92% of its value since reaching a high of $22.63 on October 7, 1997, wiping out $188 million in shareholder value.

 * Over the past three years on an aggregate basis, Vestcom has failed to make a profit. The Company had an aggregate NET LOSS (excluding the sale of assets in 2000) over the past three years in excess of $700,000. Just this past March, Vestcom reported a fourth quarter 2001 NET LOSS of $409,000 (Vestcom Press Release March 8, 2001).

 * Long term liabilities have more than doubled from $10.8 million on December 31, 1997 to $25.4 million on December 31, 2001.

 * Costly consolidations and restructurings approved by the Board of Directors based upon Management's promises of improved efficiencies and profitability have FAILED to improve operating margins. In fact, gross margins have decreased from 37% in 1998 to 26% in the fourth quarter of 2001 and the Company's operating performance continues to deteriorate.


 * Based upon the poor operating performance of the Company and the chronic decline in the price of Vestcom common stock, we lack confidence in the ability of the current Board of Directors to maximize shareholder value. Despite the Company's recent announcement that it is exploring "potential opportunities to maximize shareholder value" (Vestcom Press Release March 4, 2002), based upon their record, we also question the Board's commitment to actually take tangible steps to improve the performance of the Company.


 * Vestcom has failed in our opinion to articulate any coherent strategy and desperately needs new leadership.


 * VIP believes that the Board of Directors and Management have failed to adequately communicate with its existing shareholders, attract new shareholders and obtain Wall Street analyst coverage.


 *       IT IS TIME FOR A CHANGE.


         Every member of Vestcom's Board of Directors (except for one) has served for the previous four years. They have presided over the spending of millions of dollars in Management's failed attempts to consolidate facilities and improve the profitability of Vestcom, the dramatic decline in the price of Vestcom's common stock, the unnecessary rise in Vestcom's long term debt and the general demise of the Company.

                             IT IS TIME FOR A CHANGE


         Two full years ago, the Company made a promise to its shareholders in its 2000 Annual Meeting Proxy Statement (the "2000 Proxy Statement") that Vestcom was "committed to enhancing shareholder value for all shareholders." On the day that the 2000 Proxy Statement was issued (May 12, 2000), Vestcom's common stock opened at $4.75 per share. On February 20, 2002, the day VIP notified Vestcom (the "Notice Date") that it intended to nominate five directors to Vestcom's Board, Vestcom's common stock last traded at $1.87. Clearly, the Company has failed to increase shareholder value for its shareholders.


         The current Vestcom Board of Directors have either decided not to fulfill their promise or they are just incapable of doing so. In either case, IT IS TIME FOR A CHANGE.


                        VESTCOM COMMON STOCK PERFORMANCE

         Each member of Vestcom's Board of Directors (except for one) have served since 1998. On December 31, 1997, Vestcom's common stock closed at $22.38 per share and on the Notice Date the common stock last traded at $1.87. This represented a 91.6% drop in the price of the Common Stock.

         Set forth below is a chart of the performance of Vestcom common stock from the close on December 31, 1997 to the Notice Date.

[OBJECT OMITTED]

                  Date          Close
                  ----          -----
                 31-Dec-97     $ 22.38
                 31-Mar-98     $ 10.44
                 30-Jun-98      $ 9.25
                 30-Sep-98      $ 9.25
                 31-Dec-98      $ 9.00
                 31-Mar-99      $ 4.88
                 30-Jun-99      $ 3.50
                 30-Sep-99      $ 2.63
                 31-Dec-99      $ 3.50
                 31-Mar-00      $ 5.44
                 30-Jun-00      $ 3.56
                 29-Sep-00      $ 2.50
                 29-Dec-00      $ 1.81
                 30-Mar-01      $ 2.00
                 29-Jun-01      $ 2.19
                 28-Sep-01      $ 2.95
                 31-Dec-01      $ 2.18
                 20-Feb-02      $ 1.87

         Over the past four years certain members of the Board of Directors have blamed managers of business units, shareholders, the economy and the stock market for the Company's woes and the dismal price of its Common Stock. We will like to see the Board accept responsibility for their performance. Shareholders are tired of hearing excuses from the Board of Directors.


                LIQUIDITY OF VESTCOM COMMON STOCK HAS EVAPORATED

         Vestcom's common stock is rapidly becoming more illiquid, which has the effect of depressing stock prices by hindering the ability of shareholders to purchase and sell Vestcom common stock. In 1997, the average daily trading volume in dollars for Vestcom common stock was $1,175,089. The 2002 average daily trading volume in dollars prior to the Notice Date was only $9,829. SourceCorp (formerly known as F.Y.I. Incorporated) is a document management company, and in our opinion, is the most similar company to Vestcom in the peer group chosen by the Company in its 2002 proxy statement.

         Set forth below is a comparison of the average daily trading volume in dollars for Vestcom common stock against SourceCorp common stock:

                     Average Daily Trading Volume In Dollars
         Year              Vestcom Common Stock      SourceCorp Common Stock
         ----              --------------------      -----------------------
         1997                 $ 1,175,089                  $   687,983
         1998                 $   497,720                  $ 1,549,740
         1999                 $    92,742                  $ 2,337,532
         2000                 $    54,163                  $ 4,020,884
         2001                 $    14,991                  $ 5,002,940
         2002*                $     9,829                  $ 6,194,251

 * Prior to the Notice Date.

         In 2002, there were 34 trading days prior to the date we delivered notice of our proxy contest to Vestcom. During such period, Vestcom common stock failed to trade a single share on seven different trading days. While liquidity has improved as a result of increased trading in the Company's common stock following notice to the Company of our proxy challenge, our concern is that trading volume and illiquidity will return to the levels prior to the Notice Date in the event our proxy contest is unsuccessful.


                              OPERATING PERFORMANCE

         In the 2000 Proxy Statement, the Company stated that it has "developed and executed a strategic plan to improve the Company's profitability." If such plan has ever existed, it has clearly failed. In the Company's 2001 fiscal year, Vestcom's profitability has fallen dramatically. In fact, the Company failed to make a profit.

No Profits and Shrinking Margins

         Over the past three years on an aggregate basis, Vestcom has failed to make a profit. The aggregate NET LOSS (excluding the sale of assets in 2000) over the past three years is in excess of $700,000. Just this past March, Vestcom reported a fourth quarter 2001 NET LOSS of $409,000 (Vestcom March 8, 2001 Press Release).

         Of equal concern is the fact that Vestcom's gross margins have decreased from 37% in 1998 to 26% in the fourth quarter of 2001.

         In 1999, Vestcom had 34 production facilities and today they have less than 21. In the 2000 Proxy Statement, the Board stated the following:

 * "Usingfewer, but bigger, more modern and technologically advanced facilities should enable Vestcom to compete more effectively for larger , more profitable projects from new and existing regional and national accounts, and also improve our efficiency, turn-around time and capacity."

 * "As part of our restructuring program, we eliminated redundant personnel, which should reduce our costs and increase our profitability , without sacrificing revenues."

 * "The consolidation and integration of facilities is expected to generate increased efficiencies, quality and competitiveness, all of which, we believe, will translate into increased revenues, decreased costs and greater profitability."

         The costs of these actions were extremely large restructuring charges and the result was gross margins went from 29% in 1999 to 26% in the fourth quarter of 2001. Profitability did not increase, efficiency did not improve and costs were not reduced. The tangible results of Vestcom's consolidations and restructurings have yielded a gross margin substantially below its Peer Group.


Shareholders are tired of hearing the Board's promises. IT IS TIME FOR A CHANGE.



Build It and the Customers Will Come

         Certain members of management, including the Company's Chief Executive Officer and Chief Financial Officer, have previously worked for much larger corporations than Vestcom and it appears that they have brought to the Company "Big Company" philosophies. In our opinion, they have pursued a strategy incongruous with the actual size of Vestcom and the entrepreneurial spirit of its founders. Under their leadership, Vestcom spent and continues to spend very large amounts of money on grand facilities and equipment with the hope of attracting additional business in the future in order to fill these facilities and utilize the new equipment. A perfect example of this are costly facilities in West Caldwell and Randolph, New Jersey and Woburn, Massachusetts. Vestcom spent an enormous amount of money to build large state of the art facilities without the business or prospect to fill them with work. The result has been shrinking gross margins and a lower Vestcom common stock price.


         VIP's Nominees have the general philosophy that it is not prudent to spend large amounts of money on large facilities unless you either have a contract with customers to fill the facilities or have a reasonable plan to attract such business.


         The current Board has presided over and approved of the spending of millions of dollars based on this "Build It and the Customers Will Come" strategy. Unfortunately, it has not worked and has been very costly for Vestcom and its shareholders. IT IS TIME FOR A CHANGE.



      FAILURE TO COMMUNICATE WITH SHAREHOLDERS AND THE INVESTMENT COMMUNITY


         We believe that the Board of Directors and Management have failed to adequately communicate with its existing shareholders, attract new shareholders and obtain Wall Street analyst coverage. Consider the following:


 * Press Releases: Prior to the commencement of our proxy contest, other than routine quarterly financial reporting, Vestcom had only issued one press releases in the past 17 months. It was to announce the hiring of a new Vice President of Sales. Over that time period, did Vestcom choose not to communicate to shareholders about its successes or were there no successes to announce? In either case, IT IS TIME FOR A CHANGE.

 * Conference Calls: In 1997 and 1998, Vestcom held regular quarterly conference calls to communicate with its shareholders and analysts. As the price of Vestcom common stock continued to drop and shareholders got more and more disillusioned with Management, one would think that Management would step up the communication with its shareholders. However, the opposite occurred. Vestcom stopped hosting such conference calls and has never hosted one since.

 * No Wall Street Analyst Coverage of Vestcom: Through mid 1998, analysts at Oppenheimer and Prudential Securities followed Vestcom and issued research reports. We believe that due to the operating performance of the Company and the significant drop of the price of Vestcom's common stock, both Oppenheimer and Prudential Securities ceased following Vestcom and issuing research reports. Unfortunately, and mysteriously, Vestcom has chosen not to even attempt to attract new brokerage firms to follow it.

 *       Meetings with Existing Shareholders and Potential Shareholders:
         Management apparently does not understand the importance of communicating with its shareholders on a regular basis. Management has not met with or spoken to very many of its large shareholders.

 * Attract New Shareholders: In the past two years, the Company has also failed to attract any new large shareholders. Is this because they have not tried, or are they just incapable of doing so? In either case , IT IS TIME FOR A CHANGE.

           VESTCOM REPEATEDLY TALKS ABOUT THE BENEFITS OF ITS CHRONIC AND COSTLY CONSOLIDATIONS WITHOUT ACTUALLY ACHIEVING ANY BENEFIT

         In the few instances over the past two years when the Company actually communicated with its shareholders, Vestcom repeatedly promised that the chronic and costly consolidation efforts by Vestcom's Management was going to produce operating efficiencies and profit growth. However, the result of such consolidations resulted in lower gross margins and no profits whatsoever. Set forth below are some of the many promises made by Management that were never fulfilled.

 * In February 2000, the Company said that results were beginning "to reflect the benefits of its consolidation initiatives" and that it "achieved improved operating efficiency and is well positioned for future growth and profitability. The Company's gross profit margin has improved and selling, general and administrative expense as a percentage of revenue has declined, due to increased operating efficiencies and the reduction of duplicative personnel resulting from facility integrations."

 * In August 2000, Management said, "Looking ahead, our streamlining efforts and operating efficiency enhancements over the last year should allow us to achieve our goal of accelerating revenue and profit growth from the present levels."

 * In May 2001, Management said that they were "focused on enhancing the efficiency of our operations through continued facility consolidations and integration."

 * In August 2001, Management said that Vestcom "continued its strategy of enhancing the efficiency of our operations, which included the consolidation and integration of several facilities" and "these initiatives will provide Vestcom with long term cost savings and we will continue to analyze the appropriateness of additional consolidations."

 * In November 2001, Management stated, "During the third quarter we continued taking steps to enhance the efficiency of our operations, including additional facility consolidations" and "the Company's consolidation efforts are aimed at reducing Vestcom's overall cost structure. During the remainder of the year and in 2002 we will continue to focus on further streamlining the business."

 * In March 2002, Management stated, "We also made additional progress in further consolidating our operating facilities during the fourth quarter" and "we expect this streamlining of our operations to result in future operating efficiencies and cost savings."

         As a shareholder you should ask yourself "Am I better off today than I was four years ago? Three years ago? Two years ago? One year ago?" If the answer is that you are not better off, you should vote for the VIP Nominees.

              VESTCOM HAS A HISTORY OF DISAPPOINTING SHAREHOLDERS


         In January 2000, as a result of the Company's poor financial performance and alleged mismanagement, another large shareholder that is unaffiliated with VIP brought a consent solicitation to attempt to replace a majority of the Vestcom Board ("2000 Consent Solicitation"). In response, Vestcom engaged CIBC World Markets ("CIBC"), an investment bank affiliated with one of the members of the Vestcom Board, to supposedly conduct a strategic review of Vestcom's operations, direction and alternatives with the goal of "developing initiatives intended to improve profitability and to maximize shareholder value" (Vestcom Press Release February 4, 2000). In a letter to shareholders dated April 3, 2000, that shareholder announced that it had learned that "the Company and its investment advisors are discussing a substantial financial transaction or business combination with a number of parties" and therefore they have decided to withdraw their consent solicitation in order to prevent it from interfering with "the Board negotiating a transaction that would be financially rewarding to all shareholders."

         Despite shareholder hopes and the strategic review conducted by CIBC World Markets in 2000, no financial transaction was consummated and no specific action to maximize shareholder value was implemented. On August 14, 2000, the Company announced that it "has concluded that shareholder interests would be best served at this time by focusing on implementing Vestcom's growth strategy, executing its plan to more efficiently utilize its assets, and exploring additional financing opportunities" rather than undertaking other alternatives to increase shareholder value. In connection with this announcement, Brendan Keating, Vestcom's President and Chief Executive Officer, gave the following prediction: "Looking ahead, our streamlining efforts and operating efficiency enhancements over the last year should allow us to achieve our goal of accelerating revenue and profit growth from the present levels." The Company has apparently failed to achieve these objectives, as Vestcom common stock continued to fall from $3.38 on the date of that announcement to $1.87 on the Notice Date, revenues for 2001 were essentially flat when compared to the prior year and gross profits and income from operations were down.


             WE LACK CONFIDENCE IN THE ABILITY AND COMMITMENT OF THE
                   CURRENT BOARD TO MAXIMIZE SHAREHOLDER VALUE

         Based on the track record of the Vestcom Board, we lack confidence in the ability of the current directors to maximize shareholder value. We also question their commitment to actually take tangible steps to improve the performance of the Company. Based on the actions taken by the Vestcom Board in response to the 2000 Consent Solicitation, it is our belief that the Vestcom Board will attempt to stay in power despite the cost to shareholders.

         On February 20, 2002, VIP notified Vestcom's Board of Directors of its decision to nominate and solicit proxies for five directors to serve on Vestcom's Board of Directors. Shortly thereafter, and we believe solely in response to our actions, the Company announced that the Vestcom Board had authorized the engagement of an investment banking firm to assist the Company in evaluating expressions of interest and to explore "potential opportunities to maximize shareholder value" (Vestcom Press Release March 4, 2002). Ten days later, the Company announced that the Vestcom Board had AGAIN retained CIBC World Market as its financial advisor (Vestcom Press Release March 14, 2002). While noting that CIBC had been engaged to once again explore opportunities to maximize shareholder value, "including, but not limited to, the sale or disposition of the Company, a merger or other significant transaction," the Company warned, as it had in the past, that "there can be no assurance that a transaction will result involving Vestcom."

         Following our Notice to Vestcom and the Company's announcements of the engagement of CIBC, the price of Vestcom common stock has increased significantly, from $1.87 on the Notice Date to $3.43 on May 7, 2002 (the closing price on the last trading day prior to the date of this proxy statement). Obviously all shareholders, including VIP, are very happy about the substantial increase in share price of Vestcom common stock since the Notice Date. However, we strongly believe that without the possibility of our nominees being elected to the Board, the Board will not be compelled to follow through with its stated intention to maximize shareholder value. By electing our nominees, shareholders can insure that the process begun by the current Board will reach an honest and fair conclusion.

         VIP is very concerned that the engagement of CIBC was merely a tactic of the Vestcom Board, executed in response to our proxy contest to appease shareholders. We believe that this action is nothing more than a costly charade (at least $150,000 was paid to CIBC and an extra $125,000 was paid to the non-employee directors), undertaken by the Board in order to deflect criticism of their chronic inability to improve shareholder value and to raise the hopes of shareholders in order to be re-elected. In our opinion, it would be extremely costly for the Company to undergo this process, as it did under the direction of the same directors in 2000, if the Board again "concluded" that shareholder interests would best be served by implementing Vestcom's growth strategy and no other tangible action was taken by the Company. Clearly, this conclusion was proved to be wrong and shareholders suffered as a result of it. The evaluation process that Vestcom Board undertook in 2000 only left shareholders with a lower common stock price and reduced liquidity. There is nothing to lead us shareholders to believe that the outcome this time would be any different. If this is the case, the Board's actions would be a horrible waste of the Company's money and a debilitating distraction to an already weak management.

         VIP's Nominees are committed to working to ensure that Vestcom follows through with maximizing shareholder value.



                      THE VESTCOM BOARD HAVE TAKEN ACTIONS
                       NOT IN THE INTEREST OF SHAREHOLDERS



         In our view, the current Board of Directors and Management have taken certain actions that have not been in the interest of shareholders. Consider the following examples of how the Vestcom Board has, in our opinion, taken action not in the interest of shareholders:


 * In response to the 2000 Consent Solicitation, the Vestcom Board implemented a fortress of anti-takeover defenses, including a "Poison Pill" adopted without shareholder approval and with a low, 10% trigger, advance notice provisions in Vestcom's By-laws to make it more difficult for shareholders to propose business to be considered at an annual meeting or to nominate individuals for election to the Board of Directors, and the elimination of the right of shareholders to call a special meeting.

 * The Vestcom Board has also approved generous "Golden Parachute" agreements for senior management of the Company. If triggered, these agreements would cost the Company approximately $2 million.

 * The Board of Directors has rewarded Management with rising salaries, bonuses and a generous car allowance during a period of poor financial performance of the Company. The Board also approved a favorable loan to Mr. Keating to buy Vestcom common stock after his weak performance had driven the common stock price down.

                    AS A LARGE SHAREHOLDER OF VESTCOM, WE ARE
            COMMITTED TO MAXIMIZING VALUE FOR ALL OF ITS SHAREHOLDERS

         VIP is a large shareholder of the Company, owning more Common Stock than any other director on the Vestcom Board, except for one. As such, our interests are aligned with yours. We are not interested in the positions and perks of directorship; rather we want to maximize the value of Vestcom's common stock for the benefit of all shareholders. V Investment Partners LLC is a Delaware Limited Liability Company whose sole purpose is to invest in Vestcom. Our nominees are committed to:

 * Ensuring that the Company undergo a thorough and comprehensive strategic review of opportunities to maximize shareholder value. We will ensure that the process begun by the present Board of Vestcom is a genuine process, continue such process and ensure that prudent decisions are made - no fire sales or reactionary decisions will be taken by the Company.

 * If Vestcom remains a public company, it will immediately begin to act like one. Our Nominees will immediately implement quarterly conference calls, begin regular communication with existing and potential shareholders, issue press releases for noteworthy accomplishments and conduct "road shows" to attract new institutional and retail shareholders. These actions will increase and diversify the shareholder base and improve the liquidity of the Common Stock.

 * Ensuring that the Company undertakes a line-by-line review of opportunities to cut costs and reduce overhead.

 *       Seek to attract new management talent.

         Notwithstanding Vestcom's March 14th announcement that it had hired CIBC to assist it in evaluating expressions of interest in acquiring the Company and to explore other potential opportunities to maximize shareholder value, VIP believes that no such actions will take place.

         Our interests are clearly aligned with yours. We want to maximize value for all Vestcom shareholders. We seek the opportunity for our nominees to participate constructively as directors, and particularly with respect to maximizing value for all shareholders. Our concern is to safeguard shareholder interests and help ensure that if a sale takes place, that it is executed in an efficient and timely manner for the best price. In our view, the performance of the current Board and its continued maintenance of a wide variety of anti-takeover devices have not served the interests of the shareholders and raise serious question as to whether the incumbent directors can provide the best solution to the Company's problems. Their record speaks for itself.

         If the current Vestcom Board of Directors and executive management is replaced, there are no assurances that this will increase shareholder value or improve the performance of the Company. VIP has not performed a valuation analysis of Vestcom.


Form an Executive Committee to Review Existing Management

         VIP's present intention and goal is to retain most, if not all, of Management. However, VIP believes that Vestcom's management has made a number of bad decisions, which VIP considers to have turned out less than beneficial to the Company and its shareholders. These include excessive spending on capital expenditures, ineffective strategies and either an inability or lack of desire to communicate with present and potential shareholders. VIP's Nominees intend to set reasonable short and long term goals for each member of Management and hold each person individually accountable to meet or exceed his or her goals. If such goals are not achieved, appropriate action will be taken by VIP's Nominees.


               QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION


Q:       WHO IS SOLICITING YOUR PROXY?


A: We are V Investment Partners LLC ("VIP"), a Delaware limited liability company. As of the date of this proxy statement, we beneficially own 242,501 shares of Vestcom common stock, representing approximately 2.7% of the outstanding shares. For more information on the participants in our proxy solicitation, please see "Election of Directors" on page 12 and "Certain Information Concerning the Participants" on page 16.


Q:       WHO ARE VIP's NOMINEES?

A: Our nominees are Timothy Brog, John Latta, Michael Singer, Mark Shapiro and Jeffrey Hammer, each of whom is a very sophisticated and experienced businessman. Please see "Election of Directors" for the background of each nominee. If elected to the Vestcom Board, each VIP Nominee would act in accordance with his or her fiduciary duties to Vestcom shareholders with respect to any action that he or she takes as a director. We have no reason to believe that any of our nominees will be disqualified or unable or unwilling to serve if elected. However, if any of our nominees are unable to serve or for good cause will not serve, proxies may be voted for another person nominated by VIP to fill the vacancy.

         Other than Timothy Brog, none of VIP's nominees have any affiliation with V Investment Partners LLC. They have been chosen by VIP because of their business experience and as nominees they are not receiving any form of compensation from VIP or Timothy Brog. Timothy Brog, as an individual Vestcom shareholder and as the Manager of VIP, understands the fiduciary responsibility of being a director of a public company. Like any other shareholder of Vestcom who is also a member of its Board of Directors, Timothy Brog agrees to comply with his fiduciary duties to all shareholders.

         VIP has not proposed and has no intention of entering into a business combination or other transaction with the Company.

Q:       WHO CAN VOTE AT THE 2002 ANNUAL MEETING?


A: If you owned Vestcom shares on May 8, 2002 (the "Record Date"), you have the right to vote at the 2002 Annual Meeting. As of the close of business on the Record Date, we believe that there were 9,056,806 shares of common stock of Vestcom issued and outstanding and entitled to vote. Shareholders have one vote for each share of Common Stock they own with respect to all matters to be considered at the 2002 Annual Meeting.


Q:       WHAT SHOULD YOU DO TO VOTE?

A: Sign, date and return the enclosed GOLD proxy card TODAY in the envelope provided. For more information on how to vote your shares, please see "Voting Procedures" on page 14.

Q:       WHO DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?
A:       Please call Edward McCarthy at D.F. King & Co., Inc., toll free at
         (800) 207-3156, or Timothy Brog at VIP, (212) 557-6143.

                              ELECTION OF DIRECTORS

         We are soliciting your proxy for the election of VIP's Nominees as directors of the Company to serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified.


         In accordance with Vestcom's Restated Certificate of Incorporation and By-laws and the New Jersey Business Corporation Act, Vestcom's Board of Directors is to consist of not less than one and not more than 21 Directors, the exact number to be specified by the Board. Based on information contained in reports filed by the Company with the Securities and Exchange Commission, seven directors currently serve on the Vestcom Board. If any additional directorships are to be voted upon at the 2002 Annual Meeting, we reserve the right to nominate additional persons to fill such positions. We do not expect that the VIP Nominees will be unable to stand for election but, in the event that any VIP Nominee is unable to do so, shares represented by GOLD proxy cards will be voted for the other VIP Nominees. In addition, VIP reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the VIP Nominees.


         Our nominees, if elected, will constitute a majority of the Board. If the VIP Nominees are elected and take office as directors they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

VIP Nominees

         The information below sets forth the names, ages (as of March 21, 2002), principal occupation and directorships of each of our nominees:

                                            Present Principal Occupation
Name                       Age              and Five Year Employment History
----                       ---              --------------------------------


Timothy E. Brog            38               Mr. Brog has been a Managing  Director of The Edward  Andrews  Group  Inc.,  a boutique
                                            investment bank,   specializing  in  the  Printing,   Direct  Mail,  Computer  Services,
                                            Lettershop, Fulfillment, Imaging and Archival Storage industries,  since 1996. From 1989 to 1995, Mr. Brog  was a  corporate finance and mergers and acquisition associate of the law firm Skadden,  Arps,  Slate, Meagher & Flom LLP. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986.

John S. Latta              63               Mr. Latta has been the  President  of BRC Company,  a management consulting  firm, since
                                            2001.  Mr.  Latta  was  Vice  President  of  Presort Services from 2000 to 2001 and Vice
                                            President  of  Commercial  Mail Systems from 1995 to 2001 for Siemens ElectroCom L.P. At these  positions at Siemens,  Mr. Latta, among  other things,  was responsible  for analyzing a nationwide  distributive print or hybrid mail strategy. Mr. Latta received a
                                            Masters Degree in  Electrical  Engineering  from Texas  Technological University in 1962 and a BS from Texas A&M University in 1960.



Michael Singer             39               Mr. Singer is Founder and has been the President of Leapfrog  Holdings, a private equity investment  firm,  and Leapfrog  Technology Solutions, a technology advisory and service organization, since 2000. From 1999 to 2000,  Mr. Singer was  President and from 1997 to
                                            1999 Executive Vice President and Chief Operating Officer of MAVRICC Management Systems,
                                            a wholly owned subsidiary of FYI,  Inc., a market leader in business process outsourcing solutions to manage document and information needs. From 1987 to 1996, Mr. Singer was a
                                            Partner  at  Arthur  Schmidt  &  Associates,  a  management consulting firm.  Mr. Singer received a MBA from  Columbia  Business School in 1988 and a BS from The Wharton School,
                                            University of Pennsylvania in 1984.

Mark Shapiro               40               Mr.  Shapiro  is a  Co-Founder  and has been an officer of  Wardenclyffe, manager of the
                                            Wardenclyffe  Micro-Cap  Fund,  L.P.  since  1996. From  1991 to 1996, he was a Managing
                                            Director  of CR Management  Associates, Inc., a venture  capital firm. Mr.  Shapiro received a BA from Vassar College in 1982.  Mr. Shapiro is a director of Intervisual
                                            Books Inc.

Jeffrey A. Hammer          39               Mr. Hammer is Co-Founder of BDirect Capital, Inc. and has been a Managing Director since
                                            1999. From 1997 to 1999,  Mr.  Hammer was a principal and Chief Executive  Officer  in
                                            Gotham Investment  Group,  an investment management firm sponsored by Nomura Securities.
                                            From 1995 to 1997,  Mr.  Hammer was a  principal  and Chief  Operating  Officer in
                                            Commonwealth Property Investors,  an investment management firm sponsored by AEW Capital
                                            Management and the AT&T  Master  Pension  Trust.  From 1992 to 1993,  Mr. Hammer was the
                                            Chief  Operating Officer  of SEC  On-Line,  an early and  leading online provider of SEC
                                            filed  corporate financial  information.   Earlier  in  his  career,  Mr.  Hammer  held
                                            investment banking positions at Morgan  Stanley & Co. Inc. in New York and Goldman Sachs
                                            & Co. in New York and London. Mr.  Hammer received  a MBA from  Harvard  University in
                                            1990 and a BA from Princeton  University  in 1985.  Mr.  Hammer is a director of BDirect
                                            Capital,  Inc.  and BDirect's  wholly-owned  subsidiary,  Access Investment Advisers,  a registered  investment company under the Investment Company Act of 1940.

         Each of VIP's Nominees has consented to serve as a director until the expiration of his or her respective term and until such nominee's successor has been elected and qualified or until the earlier resignation or removal of such nominee. We have no reason to believe that any of the nominees named above will be disqualified or unable or unwilling to serve if elected. However, if any of the nominees are unable to serve or for good cause will not serve, proxies may be voted for another person nominated by VIP to fill the vacancy.

         The VIP Nominees understand that, if elected as directors of Vestcom, each of them will have an obligation under New Jersey law to discharge his or her duties as a director in good faith, consistent with his or her fiduciary duties to Vestcom and its shareholders.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                       "FOR" THE ELECTION OF OUR NOMINEES

            OTHER MATTERS TO BE CONSIDERED AT THE 2002 ANNUAL MEETING


Shareholder Proposal Regarding Shareholder Rights Plan

         Robert R. Rogus ("Rogus"), whose address is 10 Benedict Crescent, Basking Ridge, New Jersey 07920, has requested that the following proposal be included in Vestcom's proxy statement. Rogus has advised Vestcom that he owns 126,933 shares of Vestcom common stock.


         Resolved: The stockholders of Vestcom request the Board of Directors to redeem the stockholders purchase rights distributed on December 16, 1999 unless such distribution is approved by the affirmative vote of stockholders, to be held as soon as may be practicable.

         Rogus' Supporting Statement and the Company's response to the Shareholder Proposal is hereby incorporated by reference to Vestcom's proxy statement.


                       WE STRONGLY RECOMMEND THAT YOU VOTE
                         "FOR" THE SHAREHOLDER PROPOSAL

Other Proposals


         Except as set forth above, we are not aware of any proposals to be brought before the 2002 Annual Meeting. However, we intend to bring before the 2002 Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of Vestcom's Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the 2002 Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.



                                VOTING PROCEDURES




         In order to ensure that your views on the proposals are heard by Vestcom and your vote represented at the 2002 Annual Meeting, we urge you to sign and date the enclosed GOLD proxy card and return it to D.F. King, in the enclosed postage paid envelope TODAY. Execution of the GOLD proxy card will not affect your right to attend the 2002 Annual Meeting and to vote in person.


         You are eligible to execute a GOLD proxy only if you owned the Common Stock on the Record Date. Vestcom's Board has set May 8, 2002 as the Record Date for determining those shareholders who will be entitled to notice of and to vote at the 2002 Annual Meeting. You will retain the right to execute a proxy card in connection with this proxy solicitation even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after the Record Date.



         As of the close of business on the Record Date, we believe that there were 9,056,806 shares of common stock of Vestcom issued and outstanding and entitled to vote. Shareholders will have one vote for each share of Common Stock they own with respect to all matters to be considered at the 2002 Annual Meeting.


         In order for your views on the above-described proposals to be represented at the 2002 Annual Meeting, please sign and date the enclosed GOLD proxy card and return it to D.F. King in the enclosed prepaid envelope TODAY. Execution of the GOLD proxy card will not affect your right to attend the 2002 Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the 2002 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2002 Annual Meeting to D.F. King, or by voting in person at the 2002 Annual Meeting. Only your latest dated proxy will count.

         Unless otherwise indicated, the GOLD proxy authorizes the persons named in the proxy to vote, and such persons will vote, properly executed and duly returned proxies FOR the VIP Nominees. If no marking is made on your GOLD proxy with respect to the ratification of the appointment of Vestcom' independent auditors, you will be deemed to have given a direction to abstain from voting on such matter.


                                  VOTE REQUIRED

         Based on currently available public information, a quorum will exist at the 2002 Annual Meeting if holders of not less than a majority of the shares of Vestcom common stock outstanding and entitled to vote at the 2002 Annual Meeting are present in person or by proxy.

         Vestcom's By-laws require that in order to be elected, nominees for director must receive the affirmative vote of a plurality of those shares voted.


                            METHOD OF COUNTING VOTES

         The holders of not less than a majority of the number of shares of Vestcom common stock outstanding and entitled to vote at the 2002 Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Vestcom shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the 2002 Annual Meeting.

         After a quorum is determined to exist at the 2002 Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the election of directors.


                             ADDITIONAL INFORMATION

         The principal executive offices of Vestcom International, Inc. are located at 5 Henderson Drive, West Caldwell, New Jersey 07006. Except as otherwise noted herein, the information concerning Vestcom has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Vestcom to disclose events that may affect the significance or accuracy of such information.

         The principal executive offices of VIP are at 370 Lexington Avenue, New York, New York 10017. VIP is a Delaware Limited Liability Company whose sole purpose is to invest in Vestcom International, Inc.

                          PROXY SOLICITATION; EXPENSES

         Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or similar means. Solicitation may be made by the nominees of VIP, employees of VIP and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

         In addition, VIP has retained D.F. King to solicit proxies on our behalf in connection with the 2002 Annual Meeting. D.F. King will employ approximately 12 people in its efforts. We have agreed to reimburse D.F. King for its reasonable expenses and to pay to D.F. King a fee up to $50,000.

         The entire expense of our proxy solicitation is being borne by VIP. In the event that our nominees are elected to Vestcom Board, we will seek reimbursement of such expenses from Vestcom and will not submit such reimbursement to a vote of shareholders. In addition to the engagement of D.F. King described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $50,000, of which no amounts have been paid to date.


                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

         VIP and our nominees for directorships at the 2002 Annual Meeting may be deemed to be "participants" (as defined in instruction 3 to Item 4 of Rule 14a-10l of the Exchange Act) in this proxy solicitation. Information relating to the beneficial ownership of common stock of Vestcom by the participants in this solicitation and certain other information relating to the participants is set forth below and Annex A attached hereto. None of the participants in this solicitation are party to any commercial dealings with Vestcom or its subsidiaries required to be discussed pursuant to Schedule 14A promulgated under the Exchange Act, which governs the disclosure contained in this proxy statement.

         The share ownership of VIP and each of the persons listed below is as of March 1, 2002.

                                     Number of Shares                Percent
Name and Business Address           Beneficially Owned               of Class
-------------------------           ------------------               --------

V Investment Partners LLC 1                 242,501 2                   2.7%
370 Lexington Avenue
New York, New York 10017

Timothy E. Brog 1                           242,501 2                   2.7%
The Edward Andrews Group Inc.
370 Lexington Avenue
New York, New York 10017

John S. Latta                                    0                        *
BRC Company
12610 E. Sandy Creek Road
Coleman, Oklahoma 73432

Michael Singer                                   0                        *
Leapfrog Holdings
4984 Champlain Circle
West Bloomfield, Michigan 48323

Mark Shapiro                                 16,500 3                     *
Wardenclyffe Inc.
370 Lexington Avenue
New York, New York 10017

Jeffrey A. Hammer                                0                        *
BDirect Capital, Inc.
Ten Post Office Square
Boston, Massachusetts 02109

*   Less than one percent
________________________________

1 Mr. Brog is the sole Manager of VIP and has the sole power to vote, direct the voting of, dispose of and direct the disposition of VIP Shares.
2 Includes 69,101 shares of Common Stock held by Mr. Brog and 173,400 shares of Common Stock beneficially held by VIP.

3 Includes 16,500 shares of Common Stock ("Wardenclyffe Shares") held by Wardenclyffe Micro-Cap Fund, L.P. ("Fund"). Mr. Shapiro is an officer of the General Partner of the Fund and has the joint power to vote, direct the voting of, dispose of and direct the disposition of the Wardenclyffe Shares.

                     CERTAIN INTERESTS IN THE PROPOSALS AND
                      WITH RESPECT TO SECURITIES OF VESTCOM

         To the knowledge of VIP, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among VIP or its associates with respect to any securities of Vestcom.


                              SECURITY OWNERSHIP OF
                       DIRECTORS AND MANAGEMENT OF VESTCOM

         The following table presents, except as otherwise described herein, as of March 1, 2001, based solely on information contained in Vestcom's 2001 proxy statement, the Common Stock beneficially owned by (i) each current director;
(ii) each Named Officer (as defined therein) of the Company; and (iii) all current executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the footnotes below to the extent that they are exercisable by May 1, 2001.

                                    Number of Shares                Percent
Name                               Beneficially Owned               of Class
----                               ------------------               --------
Joel Cartun                            1,537,498  (1)                 17.0%
Brendan Keating                           27,500  (2)                    *
Stephen R. Bova                          170,600  (3)                  1.9%
Leonard J. Fassler                         2,500  (4)                    *
Robert J. Levenson                         9,500  (5)                    *
David M. Walke                              ----                         *
Richard D. White                          42,557  (6)                    *
Michael D. Helfand                        10,000  (7)                    *
Sheryl B. Cilenti                          6,000  (8)                    *
David Adler                               11,000  (9)                    *
All current executive officers and
directors as a group (10 persons)       1,798155  (10)                 19.6%


*        Less than one percent.

(1) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.
(2)      Excludes 66,250 shares issuable upon the exercise of stock options.
(3)      Excludes 20,000 shares issuable upon the exercise of stock options.
(4) Excludes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also Excludes 20,000 shares issuable upon the exercise of stock options.
(5)      Excludes 15,000 shares issuable upon the exercise of stock options.
(6) Includes 4,261 shares held in the aggregate by CIBC World Markets. Mr. White is a Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets. Mr. White disclaims beneficial ownership of these 4,261 shares. Also Excludes 20,000 shares issuable upon the exercise of stock options. Pursuant to Mr. White's employment arrangement with CIBC , any economic benefit derived from these options must be contributed by him to CIBC.
(7)      Excludes 10,000 shares issuable upon the exercise of stock options.
(8)      Excludes 19,650 shares issuable upon the exercise of stock options.
(9)      Excludes 4,550 shares issuable upon the exercise of stock options.
(10) Excludes an aggregate of 195,450 shares issuable upon the exercise of stock options.

                        PRINCIPAL SHAREHOLDERS OF VESTCOM

         The following table presents, except as otherwise described herein, as of May 8, 2002, based solely on information contained in Vestcom's 2002 proxy statement, the only shareholders known by the Company to beneficially own more than 5% of the outstanding Common Stock are (i) Joel Cartun, (ii) Brookside Capital Partners Fund, L.P. ("Brookside"), (iii) Gary J. Marcello and (iv) Dimensional Fund Advisors Inc. ("Dimensional"). For information concerning the holdings of Mr. Cartun, see "Security Ownership of Directors and Management of Vestcom."

                                           Number of Shares            Percent
Name                                       Beneficially Owned          of Class
----                                      ---------------------        --------

Brookside Capital Partners Fund, L.P.          1,150,700(A)             12.71%
Two Copley Place
Boston, Massachusetts 02116

Gary J. Marcello                                 824,652(B)              9.11%
1 Spruce Street
Dover, New Jersey 07801

Dimensional Fund Advisors Inc.                   730,000(C)              8.06%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
________________
(A) Brookside has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.
(B) Includes 298,000 shares with respect to which Mr. Marcello has sole voting and sole dispositive power and 526,652 shares with respect to which Mr. Marcello shares voting and dispositive power.
(C) Dimensional has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.

               SHAREHOLDERS' PROPOSALS IN VESTCOM PROXY STATEMENT

         Pursuant to Rule 14a-8(e)(2) under the Exchange Act, any proposal by a shareholder at the 2003 Annual Meeting, to be included in Vestcom's proxy statement, must be received in writing at Vestcom's principal executive offices not less than 120 calendar days in advance of the date of Vestcom's proxy statement released to security holders in connection with its 2002 Annual Meeting of Shareholders. However, if the date of the meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before Vestcom begins to print and mail its proxy materials.

         Proposals should be addressed to the Corporate Secretary, Vestcom International, Inc., 5 Henderson Drive, West Caldwell, New Jersey 07006.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.


Dated:   May 23, 2002


                                                Sincerely,

                                                Your Fellow Shareholder:

                                                V INVESTMENT PARTNERS LLC

PROXY

                           VESTCOM INTERNATIONAL, INC.

                    Proxy Solicited on Behalf of V Investment
               Partners LLC and the other participants identified
                in the Proxy Statement furnished herewith ("VIP")
     for the 2002 Annual Meeting of Shareholders, June 21, 2002 at 9:00 A.M.

         The undersigned shareholder of Vestcom International, Inc. ("Vestcom") hereby appoints Timothy Brog and Mark Shapiro and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Vestcom International, Inc. to be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004 on June 21, 2002 at 9:00 A.M, local time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

         Receipt of the Proxy Statement furnished herewith is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF VIP. YOU MAY APPROVE OR VOTE SEPARATELY ON ANY OR ALL OF THE PROPOSALS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE THAT VIP NOMINATES IN THE EVENT ANY OF VIP'S CURRENT NOMINEES ARE DISQUALIFIED.


                (continued and to be signed on the reverse side)

             VIP RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1.  ELECTION OF DIRECTORS


FOR all nominees listed on the right     WITHHOLD AUTHORITY to vote for all     NOMINEES: Timothy Brog, John Latta,
(except as marked to the contrary).      nominees listed to the right.          Michael Singer, Mark Shapiro and
                                                                                Jeffrey Hammer
                                                                                (Instructions: To withhold
[  ]                                     [  ]                                   authority to vote for any
                                                                                individual nominee, write that
                                                                                nominee's name in the space
                                                                                provided below.)
                                                                                __________________________


                     VIP RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                                              FOR               AGAINST         ABSTAIN

2.  A Shareholder Proposal concerning Vestcom's
     Shareholder Protection Rights Agreement                  [  ]              [   ]           [  ]



                     VIP RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                                              FOR               AGAINST         ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE                      [  ]              [   ]            [  ]
     AUTHORIZED TO VOTE UPON SUCH OTHER
     BUSINESS AS MAY PROPERLY BE PRESENTED
     BEFORE THE 2002 ANNUAL MEETING
     OR ANY ADJOURNMENT OR POSTPONEMENT
     THEREOF.


P                                         Dated:   _____________________________

R                                            ___________________________________
                                                          (Signature)

O                                            ___________________________________
                                                   (Signature if held jointly)

X                                           ____________________________________
                                            Title:

Y Please sign exactly as name appears hereon. When shares are held by joint, tenants, both should sign.

                                            When  signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation,  please sign in full
                                            corporate name by president or other
                                            authorized officer. If a partnership
                                            , please sign in partnership name by
                                            authorized person. The signer hereby
                                            revokes all proxies heretofore given
                                            by the signer  to  vote  at the 2002
                                            Annual  Meeting  of  Vestcom
                                            International,  Inc.  and any
                                            adjournment or postponement thereof.

                                                                       ANNEX A

                  INFORMATION CONCERNING V INVESTMENT PARTNERS
                   AND OTHER PARTICIPANTS IN THE SOLICITATION

         No VIP Nominee is involved in any material pending legal proceedings with respect to the Company. There is no arrangement or understanding between any VIP Nominee and any other person pursuant to which he was or is to be selected as a VIP Nominee or director. None of the VIP Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

         Since the beginning of the Company's last fiscal year, none of the VIP Nominees or any member of their immediate families had any material interest in any transaction, or has any material interest in a proposed transaction, to which the Company or any subsidiary of the Company was or is to be a party. None of the VIP Nominees or any member of their immediate families has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year. No VIP Nominee has received any compensation from the Company.

         To the best of the knowledge of the participants and their associates, none has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

         None of the participants and none of their associates has any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates may be a party. No family relationships exist among the VIP Nominees or between any Company director or executive officer and any of the VIP Nominees.

         VIP reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

         The following is a summary of all transactions in Company common stock by the Participants over the last two years.

         Transactions in the Company's common stock by VIP:


   DATE            NATURE                      NUMBER                   DATE           NATURE            NUMBER
    OF               OF                          OF                      OF              OF                OF
TRANSACTION       TRANSACTION                  SHARES                TRANSACTION      TRANSACTION        SHARES
-----------       -----------                  ------                -----------      -----------        ------

  2/9/01            Buy                        2,000                  11/20/01            Buy           18,099

 2/13/01            Buy                        1,000                  11/21/01            Buy              100

 2/15/01            Buy                        2,200                  11/26/01            Buy           10,000

 2/16/01            Buy                        3,000                  12/20/01            Buy              100

 2/21/01            Buy                        1,000                  12/31/01            Buy              300

 2/23/01            Buy                        4,200                   1/23/02            Buy            2,400

 2/26/01            Buy                        3,050                    2/4/02            Buy            6,200

 2/27/01            Buy                        5,000                    2/5/02            Buy              200

 2/28/01            Buy                        4,500                   2/13/02            Buy            6,000

  3/1/01            Buy                        1,000                   4/16/01            Sell           3,000

  DATE             NATURE                      NUMBER                   DATE             NATURE          NUMBER
   OF                OF                          OF                      OF                OF              OF
TRANSACTION      TRANSACTION                   SHARES                TRANSACTION      TRANSACTION        SHARES
-----------      -----------                   ------                -----------      -----------        ------

  3/2/01            Buy                          100                    5/17/01           Sell           2,000

  3/7/01            Buy                          650                    5/21/01           Sell           7,400

  3/9/01            Buy                        1,700                    5/22/01           Sell           1,500

 3/12/01            Buy                        4,100                    5/25/01           Sell           1,200

 3/13/01            Buy                      100,000                    5/31/01           Sell           1,000

 3/14/01            Buy                        2,500                     6/1/01           Sell           4,100

 3/16/01            Buy                          900                    7/17/01           Sell           2,500

 3/19/01            Buy                        7,400                   7/25/01            Sell           2,400

 3/20/01            Buy                        2,600                    8/7/01            Sell           2,000

 3/26/01            Buy                        2,200                   8/10/01            Sell             100

 3/27/01            Buy                          100                   8/13/01            Sell           5,900

 3/29/01            Buy                          100                   8/14/01            Sell           4,000

  4/2/01            Buy                        7,600                   8/28/01            Sell           4,000

  4/3/01            Buy                        5,000                   8/31/01            Sell             700

  4/4/01            Buy                          100                    9/4/01            Sell           5,000

  4/9/01            Buy                        3,000                   9/20/01            Sell             100

 4/11/01            Buy                        1,500                   9/28/01            Sell           7,100

 4/12/01            Buy                        2,600                   10/1/01            Sell             499

 4/16/01            Buy                        3,500                   10/2/01            Sell             100

 4/26/01            Buy                        2,000                   10/3/01            Sell             100

 4/27/01            Buy                          600                  10/12/01            Sell             100

  5/3/01            Buy                        2,700                  10/15/01            Sell             100

  5/9/01            Buy                        3,000                  10/16/01            Sell             100

 5/11/01            Buy                        4,500                  10/17/01            Sell             100

 5/14/01            Buy                        1,400                  10/19/01            Sell             200

 5/29/01            Buy                          100                  10/30/01            Sell             200

 5/31/01            Buy                        3,100                  10/31/01            Sell           6,900

 6/12/01            Buy                          100                   11/8/01            Sell             100

 6/25/01            Buy                        2,400                  11/30/01            Sell             500

 7/12/01            Buy                        2,000                  12/14/01            Sell           1,200

 7/17/01            Buy                       12,500                  12/17/01            Sell          17,400

 8/28/01            Buy                        6,000                  12/18/01            Sell           7,000

 10/4/01            Buy                        5,000                  12/19/01            Sell           1,000

 10/30/01           Buy                        3,100                  12/20/01            Sell           8,100

  11/8/01           Buy                        5,000                  12/26/01            Sell             100

  11/9/01           Buy                        1,500                  12/27/01            Sell             300

 11/13/01           Buy                          600                  12/31/01            Sell            2,300

 11/15/01           Buy                        2,100


   Transactions in the Company's common stock by Timothy E. Brog:

  DATE OF         NATURE OF                     NUMBER                  DATE OF         NATURE OF           NUMBER
TRANSACTION      TRANSACTION                  OF SHARES               TRANSACTION      TRANSACTION         OF SHARES
-----------      -----------                  ---------               -----------      -----------         ---------

 10/19/00            Buy                       3,000                    6/14/01            Sell              2,100

 10/23/00            Buy                       2,000                    6/25/01            Sell                300

 11/16/00            Buy                          18                    6/27/01            Sell                100

  12/5/00            Buy                       2,982                    7/19/01            Sell              5,200

  12/8/00            Buy                       1,866                    7/23/01            Sell              2,000

 12/14/00            Buy                       2,134                    7/24/01            Sell                600

 12/15/00            Buy                       1,200                    7/25/01            Sell              1,400

 12/20/00            Buy                       6,200                    7/27/01            Sell                600

 12/21/00            Buy                       5,000                    7/30/01            Sell              2,900



  DATE OF         NATURE OF                   NUMBER                   DATE OF          NATURE OF         NUMBER OR
TRANSACTION      TRANSACTION                 OF SHARES               TRANSACTION      TRANSACTION        OF SHARES
-----------      -----------                 ---------               -----------      -----------        ----------

 12/26/00            Buy                       4,950                      8/7/01            Sell           2,600

 12/27/00            Buy                      10,000                      8/8/01            Sell             700

 12/28/00            Buy                       3,600                     8/13/01            Sell             200

   1/8/01            Buy                         500                     8/14/01            Sell             500

  1/11/01            Buy                       1,450                     8/16/01            Sell           1,000

  1/12/01            Buy                       1,400                     8/22/01            Sell             800

  1/17/01            Buy                       2,000                     8/23/01            Sell             500

  1/18/01            Buy                       3,700                     8/24/01            Sell           7,900

  1/29/01            Buy                       2,100                    12/26/01            Sell           1,600

  1/30/01            Buy                       7,000                    12/31/01            Sell             200

  1/31/01            Buy                       1,000                      1/7/02            Sell             500

   2/1/01            Buy                       2,000                     2/24/00            Buy              976

   2/2/01            Buy                         500                      3/1/00            Buy              800

   2/5/01            Buy                         100                      3/7/00            Buy              900

   2/7/01            Buy                       2,700                     4/14/00            Buy            1,900

  2/28/01            Buy                       1,000                     6/22/00            Buy              100

  5/24/01            Buy                       1,000                      7/5/00            Buy            1,000



DATE OF          NATURE OF                    NUMBER                   DATE OF          NATURE OF         NUMBER OR
TRANSACTION      TRANSACTION                 OF SHARES               TRANSACTION      TRANSACTION        OF SHARES
-----------      -----------                 ---------               -----------      -----------        ----------

  7/17/01            Buy                      13,400                      8/3/00            Buy            1,500

  7/20/01            Buy                         900                     9/18/00            Buy            4,500

  8/21/01            Buy                         100                     9/22/00            Buy            2,100

  8/23/01            Buy                         100                    10/16/00            Buy              600

 10/26/00           Sell                       4,300                    10/18/00            Buy            1,900

 10/30/00           Sell                         400                    10/19/00            Buy              101

 10/31/00           Sell                         300                    10/26/00            Buy            7,500

  1/29/01           Sell                         100                    12/28/00            Buy            1,000

  2/20/01           Sell                       1,000                      1/8/01            Buy              600

  2/28/01           Sell                       1,000                     3/14/01            Buy            1,200

  3/14/01           Sell                       1,200                     2/18/00            Sell             500

  5/21/01           Sell                         100                      3/1/00            Sell             776

  5/22/01           Sell                       1,000                      3/8/00            Sell             900

  5/24/01           Sell                       1,000                      5/1/00            Sell           1,000

  6/12/01           Sell                       1,600                     11/7/00            Sell             100

        Transactions in the Company's common stock by Wardenclyffe Micro-Cap
Fund, L.P. and other Accounts managed by Wardenclyffe Group Inc.:



  DATE OF        NATURE OF                     NUMBER                   DATE OF         NATURE             NUMBER
TRANSACTION     TRANSACTION                  OF SHARES               TRANSACTION      TRANSACTION       OF SHARES

 12/27/00            Buy                        200                      5/25/01          Sell             2,000
 12/28/00            Buy                      9,100                      5/31/01           Buy               100
 12/29/00            Buy                      3,000                      5/31/01          Sell               100
   1/2/01            Buy                        100                      7/17/01           Buy               200
   1/3/01            Buy                      1,000                      8/16/01           Buy               500
   1/4/01            Buy                        200                      8/16/01          Sell               800
  1/10/01            Buy                      1,000                      8/31/01           Buy               100
  1/11/01            Buy                      2,000                       9/4/01          Sell               200
  2/23/01            Buy                      3,600                     10/19/01           Buy               500
  5/18/01            Buy                      1,300                      11/6/01          Sell               500
  5/18/01           Sell                      1,200                      11/8/01          Sell             1,800
  5/21/01            Buy                        500                      7/17/01           Buy               800
  5/24/01            Buy                        700                      8/20/01           Buy               200
  5/24/01           Sell                      1,200                      9/18/01           Buy               100
  5/25/01            Buy                        200                       2/1/02          Sell              1,100


                                  IMPORTANT

        Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.




    1. If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to D.F. King & Co., Inc. ("D.F. King"), in the postage-paid envelope provided today.

    2. If you have previously signed and returned a WHITE proxy card to Vestcom, you have every right to change your vote. Only your latest dated card will count. You may revoke any WHITE proxy card already sent to Vestcom by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2002 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2002 Annual Meeting to D.F. King, or by voting in person at the 2002 Annual Meeting.

    3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

    4. After signing the enclosed GOLD proxy card, do not sign or return the WHITE proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.


         If you have any questions about giving your proxy or require assistance , please call


                              D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005

                         Call Toll-Free: l-800-207-3156
            Banks and Brokerage Firms Call Toll-Free: 1-212-269-5550